FEDERATED ADMINISTRATIVE
           SERVICES

                                                FEDERATED INVESTORS TOWER
                                                PITTSBURGH, PA 15222-3779
                                                412-288-1900


                                                July 15, 1997

Cash Trust Series, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

         You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Cash Trust Series, Inc. ("Corporation") to be filed in respect of shares of the Corporation ("Shares") sold for the fiscal year ended May 31, 1997, pursuant to the Corporation's registration statement filed with the Securities and Exchange
Commission ("SEC") under the Securities Act of 1933 (File No.
33-29838) ("Registration Statement").

         In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

         As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated May 16, 1989, the Bylaws of the Corporation and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

         On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended May 31, 1997, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

         I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                                      Very truly yours,

                                                      /s/ J. Crilley Kelly
                                                      J. Crilley Kelly
                                                      Fund Attorney